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                                                                    EXHIBIT 99.2


                               WEST COAST BANCORP

                         EMPLOYEE STOCK OPTION AGREEMENT


This Employee Stock Option Agreement ("Agreement") dated ___________________ is entered into by and between West Coast Bancorp ("Bancorp") and the optionee ("Optionee") designated in the attached Notice of Grant of Stock Options ("Notice").

1. Under Bancorp's 1999 Stock Option Plan (the "Plan") and subject to the terms of this Agreement and the attached Notice, Bancorp hereby grants to the Optionee an option to purchase the number of shares of Bancorp's common stock specified in the Notice ("Option Shares") at the exercise price per share specified in the Notice ("Exercise Price").

2. This Option is granted as of the effective date specified in the Notice, and shall terminate on the expiration date specified in the Notice unless sooner terminated by reason of death, disability or other termination of status as an employee as provided in the Plan.

3. Any part of the Option designated by the Notice as an "incentive stock option" is intended to be an Incentive Stock Option as defined in the Plan. Any part of the Option not so designated is a Nonqualified Stock Option as defined in the Plan.

4. This Option may be subject to a vesting schedule, described in the Notice, setting the timing and conditions under which the Option becomes exercisable. Option Shares as to which this Option becomes exercisable are called "Vested Shares". This Option will be exercisable as to Vested Shares in whole or in part at any time on or after the later of the date of grant and the vesting date, until the Option terminates under the Plan. If the Optionee's status as an employee with Bancorp terminates, then this Option will cease to vest and will not become exercisable as to any additional shares, as of the date on which the Optionee's employment terminates. In that case, this Option will be limited to the Vested Shares as of such date of the termination of employment.

5. In order to exercise this Option, the Optionee must deliver to Bancorp a written notice of exercise signed by Optionee specifying (i) the number of shares with respect to which this Option is being exercised and (ii) the per-share Exercise Price. This written notice of exercise must be accompanied by payment of the full amount of the Exercise Price for the number of Option Shares being purchased.

6. OPTIONEE IS SOLELY RESPONSIBLE FOR KNOWING WHEN HIS OR HER OPTION WILL EXPIRE OR TERMINATE, INCLUDING ANY TERMINATION WHICH MAY OCCUR BY REASON OF HIS OR HER DEATH, DISABILITY OR OTHER TERMINATION OF STATUS AS AN EMPLOYEE AS PROVIDED IN THE PLAN. EXCEPT AS PROVIDED IN SECTION 6(L) OF THE PLAN, BANCORP IS NOT OBLIGATED TO NOTIFY OPTIONEE OF ANY TERMINATION OR IMPENDING TERMINATION OF THE OPTION.

7. All terms and conditions of the Plan and Notice are hereby incorporated by this reference as a part of this Agreement, including but not limited to the "Terms and Conditions of Options" provided in the Plan. Bancorp reserves the right, without the consent of Optionee, to amend the Plan and/or this Agreement at any time before exercise of the Option granted hereunder to cause any part of this Option designated to be an Incentive Stock Option, to qualify as an Incentive Stock Option within the scope and meaning of Section 422 of the Internal Revenue Code ("Code"), or any successor provision of the Code.

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EMPLOYEE:                                     WEST COAST BANCORP,
                                              an Oregon corporation


____________________________________      By:____________________________

Print Name:_________________________      Title:_________________________

I hereby acknowledge that I have received a copy of the Plan, incorporated by reference above.



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Employee



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            provisions and limitations of the Plan, the Committee will have the authority and discretion:

            (1) to determine the persons to whom Options are to be granted, the
                Dates of Grant, and the number of shares to be represented by each Option;

            (2) to determine the price at which shares of Common Stock are to be issued under an Option, subject to subparagraph 6(b) of this Plan ("Exercise Price");

            (3) to determine all other terms and conditions of each Option granted under this Plan (including specification of the dates upon which Options become exercisable, and whether conditioned on performance standards, periods of service or otherwise), which terms and conditions can vary between Options;

            (4) to modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to subparagraphs 6(l) and 6(m) of this Plan and approval of the Optionee when required;

            (5) to authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effect the grant of Options by the Committee;

            (6) to interpret this Plan and to make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer this Plan in accordance with its terms and conditions.

5. ELIGIBILITY. Options may be granted to Employees and Service Providers, except that Incentive Stock Options may be granted only to Employees. Granting of Options under this Plan will be entirely discretionary with the Committee. Adoption of this Plan will not confer on any Employee or Service Provider any right to receive any Option or Options under this Plan unless and until said Options are granted by the Committee in its sole discretion. Neither the adoption of this Plan nor the granting of any Options under this Plan will confer upon any Employee any right with respect to continuation of employment, nor will the same interfere in any way with his or her right or with the right of Bancorp or any Subsidiary to terminate his or her employment at any time. Neither the adoption of this Plan nor the granting of any Options under this Plan will confer upon any Service Provider any right with respect to continuation of engagement for services, nor will the same interfere in any way with the terms of engagement of such Service Provider.

6. TERMS AND CONDITIONS OF OPTIONS. All Options granted under this Plan must be authorized by the Committee, and must be documented in written Option agreements in such form as the Committee will approve from time to time, which agreements must comply with and be subject to all of the following terms and conditions:

         a. Number of Shares; Annual Limitation. Each Option agreement must state whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to Option. Any number of Options may be granted to an Optionee at any time; except that, in the case of Incentive Stock Options, the aggregate fair market value (determined as of each Date of Grant) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by such Employee during any one calendar year (under all incentive stock option plans of the Company and all of its Subsidiaries taken together) shall not exceed $100,000. Any portion of an Option in excess of the $100,000 limitation shall be treated as a Nonqualified Stock Option.


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         b. Exercise Price and Consideration. Each option agreement must state the Exercise Price for the shares of Common Stock to be issued under the Option. The Exercise Price shall be the price determined by the Committee, subject to subparagraphs (1) and (2) below.

            (1) In the case of Incentive Stock Options, the Exercise Price shall in no event be less than the fair market value of the Common Stock on the Date of Grant. In the case of an Incentive Stock Option granted to a Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Exercise Price shall be at least 110% of the fair market value of the Common Stock on the Date of Grant.

            (2) In all cases, the Exercise Price shall be no less than the greater of (i) the fair market value of the Common Stock or (ii) the net book value of the Common Stock, each as determined by the Committee at the time of grant.

            (3) In all cases, the Exercise Price shall be payable either (i) in
                United States dollars upon exercise of the Option, or (ii) if approved by the Board, other consideration including without limitation Common Stock of Bancorp, services, debt instruments or other property.

         c. Term of Option. No Option shall in any event be exercisable after the expiration of ten (10) years from the Date of Grant. Further, no Incentive Stock Option granted to a Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee shall be exercisable after the expiration of five (5) years from the Date of Grant. Subject to the foregoing and other applicable provisions of the Plan including but not limited to subparagraphs 6(g), 6(h) and 6(i), the term of each Option will be determined by the Committee in its discretion.

            (1) Vesting. The Committee shall provide in the option agreement if, at its discretion, the Option is subject to a vesting schedule specifying the date or dates upon which the Option becomes exercisable and/or is subject to vesting conditions specifying performance standards, periods of service or other conditions which must be met before the Option becomes exercisable. If an Option is subject to a vesting schedule or vesting condition, then unless the option agreement states otherwise, and except as provided in subparagraph 6(l)(2), the Option will cease to vest and will not become exercisable as to any additional shares, as of the date on which the Optionee's status as Employee or Service Provider terminates.

         d. Non-transferability of Options.

            (1) Except as otherwise provided in this subparagraph 6(d) or by applicable law, no Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

            (2) The Board (in its sole discretion) may permit Nonqualified Stock
                Options to be exercised by certain persons or entities approved by the Board, subject to any conditions and procedures that the Board (in its sole discretion) may establish. Any permitted transfer is subject to the further condition that the Board must receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

            (3) The transfer restrictions in this subparagraph 6(d) do not apply to transfers to Bancorp or authorization by the Board of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate)


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            the exercise of an Option consistent with the express authorization of the Board and applicable laws.

         e. Manner of Exercise. An Option will be deemed to be exercised when written notice of exercise has been given to Bancorp in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

         f. Rights as Shareholder. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by his or her Option unless and until the Optionee has exercised such Option and submitted full payment for the shares.

         g. Death of Optionee. An Option shall be exercisable at any time prior to termination under subparagraphs (1) or (2), below, by the Optionee's estate or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee. In the event of the death of an Optionee,

            (1) an Incentive Stock Option shall terminate no later than the earliest of (i) one year after the date of death of the Optionee if the Optionee had been in Continuous Status as an Employee since the Date of Grant of the Option, or (ii) the date specified under subparagraph 6(i) of this Plan if the Optionee's status as an Employee was terminated prior to his or her death, or (iii) the expiration date otherwise provided in the applicable Option agreement; and

            (2) a Nonqualified Stock Option shall terminate no later than the earlier of (i) one year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement, except that if the expiration date of a Nonqualified Stock Option should occur during the 180-day period immediately following the Optionee's death, such Option shall terminate at the end of such 180-day period.

         h. Disability of Optionee. If an Employee-Optionee's status as an Employee is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Code) and if said Optionee had been in Continuous Status as an Employee at all times between the Date of Grant of the Option and the termination of his or her status as an Employee, his or her Option shall terminate no later than the earlier of (i) one year after the date of termination of his or her status as an Employee, or (ii) the expiration date otherwise provided in his or her Option agreement.

         i. Termination of Status as an Employee or Service Provider. Unless otherwise provided in the Option agreement, if an Optionee's status as an Employee or Service Provider is terminated at any time after the grant of an Option to such Optionee for any reason other than death or, in the case of an Employee-Optionee, disability (as described in subparagraphs 6(g) and 6(h) above), then subject to subparagraph 6(l)(2), such Option shall terminate no later than the earlier of (i) the expiration date otherwise provided in his or her Option agreement, or (ii) in the case of an Incentive Stock Option, the same day of the third month after the date of termination of his or her status as an Employee, or in the case a Nonqualified Stock Option, the same day of the sixth month after the date of termination of his or her status as an Employee or Service Provider.

         j. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of Bancorp, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the per-share Exercise Price in each outstanding Option, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of


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            shares, the payment of any stock dividend (but only on the Common
            Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Bancorp; provided, however, that conversion of any convertible securities of Bancorp will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Committee, whose determination in that respect will be final, binding and conclusive.

            (1) Except as otherwise expressly provided in this subparagraph
                6(j), no Optionee will have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock, and no issuance by Bancorp of shares of stock of any class, or securities convertible into shares of stock of any class, will affect the number of shares or Exercise Price subject to any Options, and no adjustments in Options will be made by reason thereof. The grant of an Option under this Plan will not affect in any way the right or power of Bancorp to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

         k. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, including applicable federal and state securities laws. As a condition to the exercise of an Option, Bancorp may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for Bancorp, such a representation is required by any of the aforementioned relevant provisions of law.

         l. Corporate Sale Transactions. In the event of a merger or reorganization of Bancorp with or into any other corporation that results in a "Change of Control of Bancorp" as defined below, or a proposed sale of substantially all of the assets of Bancorp, or a proposed dissolution or liquidation of Bancorp (collectively, "Sale Transaction"), all outstanding Options that are not then fully exercisable shall become exercisable upon the date of closing of any Sale Transaction or such earlier date as the Committee may fix. The Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee; provided that (i) the Committee shall notify each Optionee of such action in writing not less -------- than ninety (90) days prior to the termination date fixed by the Committee and (ii) all outstanding Options that are not the fully exercisable shall become exercisable upon the date of the 90-day notice.

            (1) For purposes of this subparagraph, a "Change of Control of
                Bancorp" occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of Bancorp that, together with stock held by such person or group, possess more than 50% of the total fair market value or total voting power of Bancorp stock. However, if any one person, or more than one person acting as a group, is considered to own more that 50% of the total fair market value or total voting power of stock of Bancorp, the acquisition of additional stock by the same person or persons is not considered to cause a Change of Control of Bancorp. An increase in the percentage of stock owned by any one person, or more than one person acting as a group, as a result of a transaction in which Bancorp acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subparagraph. For purposes of this definition, persons will not be considered to be "acting as a group" merely because they happen to purchase or own stock of Bancorp at the same time, or as the result of some pubic offering. However, persons will be considered to be "acting as a group" if they are owners of an entity that enters into


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                a merger, consolidation, purchase or acquisition of stock or similar business transaction with Bancorp.

            (2) If an Employee-Optionee's status as an Employee is terminated at any time after the grant of an Option to such Employee and after Bancorp executes an agreement for a Change of Control of Bancorp but before the closing of such Change of Control of Bancorp, then all outstanding Options that are not then fully exercisable shall become exercisable upon the date of termination.

         m. Substitute Stock Options. In connection with the acquisition or proposed acquisition by Bancorp or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan which confers upon the Optionee substantially the same benefits as the old stock option.

         n. Tax Compliance. Bancorp, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Bancorp under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee, or holder, of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Bancorp under applicable tax laws. Withholding or reporting will be considered required for purposes of this subparagraph if the Committee, in its sole discretion, so determines.

         o. Holding Period

            (1) Incentive Stock Options. With regard to shares of Common Stock issued pursuant to an Incentive Stock Option granted under the Plan, if the Optionee (or such other person who may exercise the Option pursuant to subparagraph 6(g) of this Plan) makes a disposition of such shares within two years from the Date of Grant of such Option, or within one year from the date of issuance of such shares to the Optionee upon the exercise of such Option, then the Optionee must notify the Company in writing of such disposition and must cooperate with the Company in any tax compliance relating to such disposition.

            (2) Section 16 Affiliates. With regard to shares of Common Stock issued pursuant to any Option granted under this Plan, if the Optionee is subject to Section 16 of the 1934 Act, such shares may not be sold or otherwise transferred by the Optionee until six months have elapsed from the date the Option was granted.

         p. Other Provisions. Option agreements executed under this Plan may contain such other provisions as the Committee will deem advisable.

7. TERM OF THE PLAN. This Plan will become effective and Options may be granted upon the Plan's approval by the Board, subject to shareholder approval. Unless sooner terminated as provided in subparagraph 7(a) of this Plan, this Plan will terminate on the tenth (10th) anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of this Plan.

         a. Amendment or Early Termination of the Plan. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that shareholder approval shall be obtained for


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            any amendments whenever required under any applicable law, including but not limited to any increase in the number of shares of Common Stock subject to this Plan other than in connection with an adjustment under subparagraph 6(j) of this Plan.

         b. Effect of Amendment or Termination. No amendment or termination of this Plan will affect Options granted prior to such amendment or termination, and all such Options will remain in full force and effect notwithstanding such amendment or termination. Notwithstanding the foregoing, the Board may amend the Plan and Incentive Stock Options previously granted hereunder, to the extent permitted under the Code without causing a regrant of such Options, to comply with the requirements of "incentive stock options" within the scope and meaning of Section 422 of the Code, or any successor provision.

8. SHAREHOLDER APPROVAL. Adoption of this Plan will be subject to ratification by affirmative vote of shareholders owning at least a majority of the outstanding Common Stock of Bancorp at a duly convened meeting. If such shareholder approval is not obtained within twelve
         (12) months after the date of the Board's adoption of this Plan, then this Plan shall terminate subject to subparagraph 7(b) of the Plan except that any Incentive Stock Options previously granted under the Plan shall become Nonqualified Stock Options, and no further Options shall be granted under the Plan.



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                             CERTIFICATE OF ADOPTION



         I certify that the foregoing 1999 Stock Option Plan was approved by the Board of Directors of West Coast Bancorp on [date] _______________________.




                                                    ---------------------------
                                                    ________________, Secretary


         I certify that the foregoing 1999 Stock Option Plan was approved by the shareholders of West Coast Bancorp on [date] _______________________.




                                                    ---------------------------
                                                    ________________, Secretary


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